                                                                 EXHIBIT (g)(12)

                       INVESTMENT COMPANY ACKNOWLEDGEMENT

The following applies if Client is registered under the Investment Company Act of 1940 as a Mutual Fund or Investment Trust and Client wishes to deposit margin funds directly with Merrill Lynch:

a)   Merrill Lynch shall comply with the segregation requirements of section
     4d(2) of the Commodity Exchange Act [7 U.S.C. 6d(2)] and the rules thereunder [17 C.F.R. Chapter 1], or, if applicable, the secured amount requirements of rule 30.7 under the Commodity Exchange Act [17 C.F.R.
     30.7];

b)   Merrill Lynch, as appropriate to Client's transactions and in accordance with the Commodity Exchange Act [7 U.S.C. 1 through 25] and the rules and regulations thereunder (including 17 C.F.R. Part 30), may place and maintain Client's assets to effect Client's transactions with another
     Futures Commission Merchant, a Clearing Organization, a U.S. or Foreign
     Bank, or a member of a foreign board of trade, and shall obtain an acknowledgement, as required under rules 1.20(a) or 30.7(c) under the
     Commodity Exchange Act [17 C.F.R. 1.20(a) or 30.7(c)], as applicable, that such assets are held on behalf of Merrill Lynch's clients in accordance with the provisions of the Commodity Exchange Act; and

c)   Merrill Lynch shall promptly furnish copies of or extracts from Merrill
     Lynch's records or such other information pertaining to Client's assets as the Securities and Exchange Commission through its employees or agents may request.

d)   Merrill Lynch agrees to return to Client any excess variation margin in
     Client's Account when such excess variation margin is above a de minimis amount. Such excess variation margin shall be returned on the next business day following Merrill Lynch's receipt of the amount from the clearing organization or counterparty.

If Client is registered under the Investment Company Act of 1940 as a Mutual
Fund or Investment Trust and will be depositing margin funds directly with
Merrill Lynch, kindly acknowledge Client's receipt of, and agreement with, this notice by having an authorized representative of Client (and Advisor, if applicable) sign in the space below.

ACKNOWLEDGED AND ACCEPTED:

CLIENT: AMERICAN CENTURY INVESTMENT TRUST ON BEHALF OF SHORT DURATION FUND
        ------------------------------------------------------------------------

By:     /s/ Ward D. Stauffer                       October 31, 2006
        -----------------------------------        -----------------------------
        Signature                                  Date

        Ward D. Stauffer                           Secretary
        -----------------------------------        -----------------------------
        Print Name                                 Title

ADVISOR (IF APPLICABLE) AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
                        --------------------------------------------------------

By:     /s/ Ward D. Stauffer                       October 31, 2006
        -----------------------------------        -----------------------------
        Signature                                  Date

        Ward D. Stauffer                           Secretary
        -----------------------------------        ----------------------------
        Print Name                                 Title